THIS CONTRACT AMENDMENT NUMBER THREE is made on 19 November
1999

BETWEEN:

(1) GLOBAL MARINE INTERNATIONAL DRILLING CORPORATION ("GMIDC") for and on behalf of BMBF (NO.12) LIMITED a company incorporated under the laws of England and Wales and having its registered office at Churchill Plaza, Churchill Way, Basingstoke, RG21 7GL (the "Owner"); and

(2) HARLAND AND WOLFF SHIPBUILDING AND HEAVY INDUSTRIES LIMITED a company incorporated under the laws of Northern Ireland having its registered office at Queens Island, Belfast, Northern Ireland, BT3 9DU (the "Builder")

WHEREAS:

(A) By a shipbuilding contract dated 28 March 1998 (as subsequently varied, amended and/or supplemented, the "Shipbuilding Contract") and originally made between the Builder and GMIDC, the Builder agreed to construct and deliver a deep water drillship designated hull number 1740.

(B) The parties to this Agreement now wish to make certain amendments to the Shipbuilding Contract on the terms set out below.

(C) The Builder has made claims in excess of Pounds-Sterling 130 million under the Shipbuilding Contract and the equivalent contract for Hull
     No. 1739 in respect of (i) certain alleged breaches by the Owner and the owner of Hull No. 1739, (ii) the costs associated with alleged changes to the Specifications to the Shipbuilding Contract and the equivalent contract for Hull No. 1739 and (iii) increases in steel weight of the Vessel and Hull No. 1739, all of which claims are denied by the Owner, the owner of Hull No. 1739 and GMIDC.

(D) The parties have agreed that, to the extent that these cannot be settled amicably, the aforesaid claims shall be determined by arbitration proceedings in London in accordance with the provisions of the Shipbuilding Contract and the equivalent contract for Hull No. 1739.

(E) The Owner is prepared, entirely without prejudice to any issues of liability, to make a payment on account of the portion of aforesaid claims asserted against it and to procure the release of the Letter of Credit against the provision by the Builder and Fred Olsen Energy ASA of certain undertakings and guarantees with regard to the completion of the Vessel as hereinafter set forth or referred to.

IT IS AGREED AS FOLLOWS:

1    DEFINITIONS

1.1  "Agreement" means this Contract Amendment Number Three.

1.2 Terms defined in the Shipbuilding Contract shall have the meaning given therein when used in this Agreement unless otherwise defined or unless the context otherwise requires.

1.3 "Claims" shall mean such part of the claims referred to in paragraph (C) above as are pursued by the Builder in the arbitration proceedings referred to in paragraph (D) above.

1.4 "Hull 1739 Agreement" means an agreement of even date between the owner of Hull No. 1739 and the Builder on terms equivalent to this Agreement.

1.5 "FOE Agreement" means an agreement entered into or to be entered into between Fred Olsen Energy ASA and the Owner in respect of the Shipbuilding Contract.

1.6 "Further Amount Amendment" means the amendment to the Shipbuilding Contract to be made by Clause 2.1(a).

1.7 Clause headings are for ease of reference only and shall not affect the construction of this Agreement.

2    AMENDMENTS TO THE SHIPBUILDING CONTRACT

2.1 The parties agree that, subject to satisfaction of the conditions set out in Clause 3 below, the Shipbuilding Contract shall be amended:

(a)  by the insertion of a new paragraph at the end of Clause 8.3 as follows:
     "The Owner shall in addition pay an aggregate amount of Pounds-Sterling 28,000,000 on account of the Claims (as defined in the Contract Amendment No. Three dated 19 November 1999) by instalments, at the times and in the amounts set out in the Seventeenth Schedule without deduction or withholding. All amounts paid by the Owner pursuant to the previous sentence shall, as the Builder acknowledges, be made on a without prejudice basis and subject to the right of the Owner to recover all or any part of such payment following an arbitration pursuant to this Contract.

     "If a final arbitration award (not subject to appeal or, in case of appeal, upon final determination of the appeal) made in favour of the Builder values the Claims (and any further claims by the Builder) in an amount less than the aggregate amount paid pursuant to this paragraph, the Builder shall be liable to pay to the Owner an amount equal to the difference plus interest at such rate as the arbitrator may award in his discretion. However, if a final arbitration award (not subject to appeal or, in case of appeal, upon final determination of the appeal) made in favour of the Builder values the Claims (and any further claims by the Builder) in an amount more than the aggregate amount paid pursuant to this paragraph, the Owner shall be liable to pay to the Builder an amount equal to the difference plus interest at such rate as the arbitrator may award in his discretion. The amount payable by one party to the other shall be paid within three business days of a final arbitration award being made in respect of the Claims (and any further claims by the Builder) and the equivalent claims for Hull No. 1739 and, if there is more than one arbitration in respect of the Claims (and any further claims by the Builder) and the equivalent claims for Hull No. 1739, within three business days after the latest such final arbitration award. Notwithstanding the previous provisions of this paragraph the amount payable by one party to the other shall be a net amount determined by reference to the liability in respect of the Vessel and Hull No. 1739 as if, for these purposes, the Owner and the owner of Hull No. 1739 were the same person. If, as a result of the foregoing, a net amount is payable by the Builder that amount shall be payable in accordance with the joint written directions of the Owner and the owner of Hull No. 1739.";

(b)  by the insertion of a new clause 15.1.7 as follows:

          "If at any time Fred Olsen Energy ASA ("FOE") defaults in the due and punctual performance of any of its obligations under an agreement dated 19 November 1999 entered into between FOE and the Owner.", and by replacing the full stop at the end of clause 15.1.6 with ";or";

(c)  by deleting all references to the Letter of Credit; and

(d) by the addition of a Seventeenth Schedule in the form of the Schedule hereto.

2.2 Any amounts paid by the Owner to the Builder pursuant to Clause 2.4 of the FOE Agreement shall be paid and recoverable on the same basis as amounts paid pursuant to the Further Amount Amendment and shall form part of the final determination of what is owed to whom under the Further Amount Amendment. The Owner undertakes with the Builder to make payments subject to and in accordance with the provisions of Clause 2.4 of the FOE Agreement, Provided that the aggregate liability of the Owner to the Builder and FOE in respect of breach of Clause 2.4 of the FOE Agreement shall not exceed the amount determined with Clause 2.4(b) of the FOE Agreement.

2.3 The Owner's obligation to make any payments pursuant to the Further Amount Amendment or the FOE Agreement is conditional upon FOE not being in breach of its obligations under the FOE Agreement.

2.4  The Owner agrees:

(a) that there shall be no further requests for adjustments or variations to the Specifications or changes in the scope of works remaining to be undertaken in respect of the Vessel;

(b) not to exercise its rights under Clause 15.2 of the Shipbuilding Contract unless:

     (i)  FOE is in breach of its obligations under the FOE Agreement; and/or

     (ii) Delivery of the Vessel has not taken place by 31st July 2000 as such date shall be extended by all periods of Permissible Delay or Owner's default under the Shipbuilding Contract arising after the date of this Agreement, such circumstance being deemed to be a Builder's default under Clause 15.1 (it being understood that this provision shall not alter the Contract Delivery Date under the Shipbuilding Contract); and

(c) that the delivery instalment for the Contract Price for the Vessel shall be paid in full in accordance with the Contract and without deduction in respect of liquidated damages for late delivery (but without prejudice to the Owner's right to bring the Builder's liability for liquidated damages into account in arbitration proceedings).

2.5  Subject to the performance by the Owner of its obligations under Clause
     8.3 of the Shipbuilding Contract, the Builder waives any right to assert a lien, right of arrest or other security against the Owner, its property (including the Vessel) or any other party or its property in respect of any potential arbitration award or court judgment in favour of the Builder pursuant to the Shipbuilding Contract. Such waiver shall not, however, extend to any claim by the Builder in respect of (i) the balance of the Contract Price originally agreed under the Shipbuilding Contract (ii) the amount of any agreed adjustments or variations to the Specifications and
     (iii) any other amounts found due to the Builder in arbitration proceedings pursuant to the Shipbuilding Contract. This Clause shall operate without prejudice to the proviso to Clause 9.1 of the Shipbuilding Contract.

2.6 The Builder agrees that any further claims (in addition to the Claims) which it may make before Delivery shall be made subject to and in accordance with the applicable provisions of the Shipbuilding Contract and shall not be publicised to any third party or among the Builder's workforce.

2.7 For the avoidance of doubt, the Builder agrees that in the Put Option Agreement dated 9 December 1998 between the Builder, the Owner and Global Marine U.K. Limited (the "Put Option Agreement"), references to the "New Contract" shall be construed as references to the Old Contract (as defined in the Put Option Agreement) as amended and novated to the New Owner (as defined in the Put Option Agreement), as amended and modified by this agreement and as from time to time further amended and modified by all other amendments to such New Contract which may have been made prior to the date hereof or which may hereafter from time to time be made to the New Contract in accordance with the terms thereof.

3    CONDITIONS PRECEDENT

     The effectiveness of the amendments to the Shipbuilding Contract set out in clause 2.1 and the other matters set out in clause 2 is conditional upon the Owner and the Builder respectively confirming that it has received the documents and evidence set out below (which of the Owner or Builder is to receive the applicable documents being indicated in brackets) in form and substance satisfactory to the applicable party on or before Friday, 19th November 1999;

(a) an Agreement (the "FOE Agreement") entered into by Fred Olsen Energy ASA ("FOE") whereby FOE gives certain undertakings in favour of the Owner (Owner);

(b) evidence of the due authorisation and execution by FOE of the FOE Agreement including a Norwegian legal opinion (Owner);

(c) evidence (in the form of a secretarial certificate and a clean company search) that the Builder is not subject to any receivership, administrative receivership, administration, voluntary arrangement, liquidation or other insolvency proceedings (Owner);

(d) a confirmation from Harland and Wolff Holdings plc of its guarantee of the Shipbuilding Contract as amended by this Agreement (Owner);

(e)  release of the Letter of Credit (Builder);

(f) a guarantee by Global Marine Inc. of the obligations of the Owner in respect of the Claims as determined by a final arbitration award pursuant to the Shipbuilding Contract or a final judgement of a court of competent jurisdiction (Builder);

(g) evidence of the due authorisation and execution by Global Marine Inc of the guarantee referred to in sub-clause (f) above (Builder);

(h) the execution by the applicable parties of the Hull 1739 Agreement and the satisfaction of the conditions referred to in clause 3 thereof (Builder and Owner);

(i) evidence that the conditions set out in clause 6 have been fulfilled (Builder and Owner).

4    GENERAL

4.1 The provisions of Clauses 12.1 to 12.4 and 13 of the Novation Agreement shall apply to this Agreement with any necessary changes.

4.2 This Agreement is without prejudice to the position of either party in relation to actual or alleged defaults under the Shipbuilding Contract.

4.3 Save as amended or varied by this Agreement the Shipbuilding Contract shall continue in full force and effect.

4.4 In the event of any conflict between the provisions of this Agreement and those of the Shipbuilding Contract, the provisions of this Agreement shall prevail.

4.5 This Agreement may be executed in several counterparts so that such counterparts taken together and executed by both parties shall constitute the same document.

5    LAW AND ARBITRATION

     Clause 20 of the Shipbuilding Contract shall apply to this Agreement as if set out in full with any necessary amendments.

6    SUBJECTS

     The effectiveness of the Agreement is conditional upon on or before Friday, 19th November 1999:

(a)  the approval of the Board of Directors of GMIDC;

(b)  the approval of the Board of Directors of Harland & Wolff Holdings plc;
     and

(c)  the approval of the Owner.

     It is acknowledged that this Agreement has been entered into by GMIDC and the Builder in anticipation of the approvals referred to above but without liability of GMIDC, the Owner or the Builder if those approvals (or any of them) are not given on or before the date referred to above.

7    AMENDMENTS TO PUT OPTION AGREEMENT

     The Builder agrees with the Owner that promptly following the receipt by it of any joint request from the Owner and GMIDC, it will enter into an agreement with the Owner and GMIDC making such amendments as the Owner and GMIDC may jointly stipulate to the circumstances in which the Owner is entitled to serve a "Put Notice" under Clause 3.2 of the Put Option Agreement.


SIGNED by the representatives of the parties.

SIGNED by                     )
James Coiley                  )     /s/ James Coiley
for and on behalf of GLOBAL   )
MARINE INTERNATIONAL          )
DRILLING CORPORATION          )
acting on behalf of           )
BMBF (NO.12) LIMITED          )





SIGNED by                     )
B. Mugaas                     )     /s/B. Mugaas
for and on behalf of HARLAND  )
AND WOLFF SHIPBUILDING        )
AND HEAVY INDUSTRIES          )
LIMITED                       )





                            SCHEDULE


       DATE                              AMOUNT (POUNDS-STERLING)

NOVEMBER 22, 1999                                5,000,000
NOVEMBER 26, 1999                                8,000,000
DECEMBER 17, 1999                                5,000,000
JANUARY 13, 2000                                10,000,000